Exhibit 99.1

Apricus Biosciences Announces the Appointment of Catherine Bovenizer as Vice President

of Finance, Chief Accounting Officer

SAN DIEGO, CA, January 12, 2015 — Apricus Biosciences, Inc. (Nasdaq:APRI), a biopharmaceutical company advancing innovative medicines in urology and rheumatology, today announced the appointment of Catherine Bovenizer as the Company’s Vice President of Finance, Chief Accounting Officer. Ms. Bovenizer brings over 20 years of experience in finance and accounting to the position with Apricus. She will report directly to Richard Pascoe, Apricus’ Chief Executive Officer, effective immediately.

“We are pleased to have Cath join the Apricus senior management team in this newly created finance and accounting role. Her years of experience in finance and accounting, particularly with biopharmaceutical companies in transition, will be critical for our financial management and reporting needs as our focus shifts towards advancing our innovative product pipeline into the next stages of clinical development and managing our cash in-flows from our marketed erectile dysfunction treatment, Vitaros®,” said Mr. Pascoe.

Ms. Bovenizer stated, “I am excited to join Apricus during this transformational stage, as the Company advances clinical development for two novel product candidates and seeks to further leverage Vitaros. I look forward to leading the finance and accounting functions at Apricus and working closely with Rich and the rest of the senior team to drive the growth and future success of the Company.”

Ms. Bovenizer has over 20 years of financial and public accounting experience for both private and publicly-traded companies. For 15 of those years, Ms. Bovenizer has been with companies in the biopharmaceutical industry, most recently holding the position of Executive Director and Controller with Ambit Biosciences, where she was responsible for leading Ambit’s internal IPO efforts and participated in Ambit’s successful sale to Daiichi Sankyo. Prior to Ambit, Ms. Bovenizer held senior director/controller roles with biopharmaceutical companies, including Senomyx, Ligand Pharmaceuticals and GeneFormatics. Ms. Bovenizer graduated magna cum laude with a B.A. in Economics, Accounting and Literature from Claremont McKenna College.

About Apricus Biosciences, Inc.

Apricus Biosciences, Inc. (APRI) is a biopharmaceutical company advancing innovative medicines in urology and rheumatology. Apricus’ lead product, Vitaros®, for the treatment of erectile dysfunction, is approved in Europe and Canada and is being commercialized in several countries in Europe. Apricus’ marketing partners for Vitaros include Abbott Laboratories Limited, Takeda Pharmaceuticals International GmbH, Hexal AG (Sandoz), Recordati Ireland Ltd. (Recordati S.p.A.), Bracco S.p.A. and Laboratoires Majorelle. Apricus’ second-generation Vitaros Room Temperature Device is under development and is expected to enhance the product’s commercial value. Apricus recently commenced a Phase 2a trial for RayVa™, its product candidate for the treatment of the circulatory disorder Raynaud’s phenomenon. Additionally, Apricus plans to initiate a Phase 2b trial for fispemifene, a selective estrogen receptor modulator for the treatment of male secondary hypogonadism, chronic prostatitis and lower urinary tract symptoms. Apricus is currently seeking a strategic partner to fund development of Femprox®, a product candidate for the treatment of female sexual interest/arousal disorder that completed an approximately 400-subject proof-of-concept study.

For further information on Apricus, visit http://www.apricusbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the ability of Apricus’ management team to successfully carry out planned development programs for fispemifene and RayVa. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including: Apricus’ dependence on its commercial partners to carry out the commercial launch or to grow sales of Vitaros in various territories, such as Takeda in the United Kingdom, Sandoz in Sweden, Germany and Belgium, and Majorelle in France, and the potential for delays in the timing of commercial launches in additional countries; results of future clinical trials of fispemifene and RayVa; potential adverse side effects or other safety risks associated with fispemifene and RayVa that could delay or preclude approval; the Company’s ability to obtain additional financing in order to complete the development and commercialization of its product candidates; the Company’s ability to attract and retain senior management and key scientific personnel, which are necessary to successfully carry out planned development and operate the Company’s business; and those risks described in the Company’s prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

#     #     #

CONTACT:

Institutional Investors: Angeli Kolhatkar

angeli@areciaadvisors.com

(917) 387-4770

Retail Investors: Chris Eddy, David Collins

apri@catalyst-ir.com

Catalyst Global

(212) 924-9800

2